                                                                    Exhibit 21.1


                 Subsidiaries of Insurance Auto Auctions, Inc.


                                                         Jurisdiction
                      Name                             of Incorporation
         --------------------------------------------  ----------------

         Insurance Auto Auctions Corp. (wholly owned)  Delaware